NSAR ITEM 77O
April 1, 2002 - September 30, 2002
Van Kampen Value Opportunities Fund
10f-3 Transactions

Underwriting #   Underwriting    Purchased   Amount of    % of        Date of
                                 From       shares    underwriting   Purchase

    1            JetBlue Airways Raymond        100       0.002      04/11/02
                 Corp.           James

    2            U.S. Steel      J.P.          1,500       0.016      05/14/02
                 		 Morgan




Underwriters for #1:
Morgan Stanley & Co. Incorporated
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Raymond James & Associates, Inc.
UBS Warburg LLC
Arnhold and S. Bleichroeder Inc.
M.R. Beal & Company
BNP Paribas Securities Crop.
Credit Lyonnais Securities (USA) Inc.
HVB Capital Markets, Inc.
Samuel A. Ramirez & Company, Inc.

Underwriters for #2:
Credit Suisse First Boston Corporation
J.P. Morgan Securities Inc.
Lehman Brothers Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
BNY Capital Markets, Inc.
National City Investments Corporation
PNC Capital Markets, Inc.
Scotia Capital (USA) Inc.